UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2011

Parkway Properties, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11533

Maryland	74-2123597
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Bank of America Center, Suite 2400
390 North Orange Avenue
Orlando, FL 32801
(Address of principal executive offices, including zip code)

(407) 650-0593
(Registrant’s telephone number, including area code)

One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, MS 39225-4647
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Parkway Properties, Inc. (the "Company") and J. Mitchell Collins ("Collins"), who is the former Chief Financial Officer of the Company, entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement").

In the Settlement Agreement, the Company and Collins resolved any and all disputes between them, including the settlement and dismissal, with prejudice, of the lawsuit filed by Collins in the Circuit Court of Hinds County, Mississippi and the injunction action filed by the Company against Collins in Madison County, Mississippi. A copy of the Joint Statement Regarding a Settled Dispute is attached hereto as Exhibit 99.1.

The Company estimates it will record an expense related to these matters of approximately $500,000 in the fourth quarter of 2011. This estimate includes amounts attributable to the Company's unreimbursed fees, expenses and payments in connection with all related litigation to-date and the Settlement Agreement. The Company does not anticipate it will incur any further material expenses related to these matters.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        Joint Statement Regarding a Settled Dispute

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parkway Properties, Inc.

Date: December 22, 2011	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Joint Statement Regarding a Settled Dispute